Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Swisher Hygiene Inc.
Charlotte, North Carolina

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2011, relating to the consolidated financial statements and schedule of Swisher Hygiene Inc, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Charlotte, North Carolina

April 20, 2011